EXHIBIT 99.1

SYMBOL TECHNOLOGIES ADDS NEW INDEPENDENT DIRECTOR TO ITS BOARD OF DIRECTORS

IBM Veteran J. Michael Lawrie Joins Symbol’s Board

HOLTSVILLE, N.Y. – June 16, 2005 – Symbol Technologies, Inc. (NYSE:SBL), The Enterprise Mobility Company™, today announced that it has added a new independent director to its Board of Directors, expanding the Board to a total of seven members. The new director, J. Michael (Mike) Lawrie, brings a strong background of sales, marketing, operations and general management experience to the Symbol Board.

“Our goal has been to expand Symbol’s Board to ensure that we have a broad group whose collective experience will help guide the Company to improved profitability and growth, and help Symbol implement best practices relative to corporate governance and business strategy,” said Bill Nuti, Symbol president and chief executive officer (CEO). “Mike Lawrie’s credentials are right on target as they include highly relevant business experience, market knowledge, integrity and leadership. We look forward to his contributions to Symbol’s future success.”

Lawrie has spent most of his career working at IBM, where, for 27 years, he developed a strong reputation as a general manager. He also has served as chief executive officer of Siebel Systems, Inc.

During his tenure at IBM, Lawrie held a number of management positions, overseeing sales, marketing, development and financial operations. While serving as senior vice president and group executive for IBM’s worldwide sales and distribution operations, Lawrie was responsible for IBM’s revenue, profit and customer satisfaction in more than 160 countries. Under his guidance, IBM realized increased customer satisfaction worldwide and increased operating margins.

Lawrie has served as general manager of IBM’s Europe, Middle East and Africa operations, where he led a team of 90,000 employees with responsibility for sales, distribution and services operations in 124 countries. Other roles Lawrie held at IBM include general manager of the network computing software division and vice president of industries, responsible for sales to IBM’s largest customers in Asia Pacific. During his time at IBM, Lawrie built both strategic and tactical global business partner relationships, establishing a strong and expansive partner network to help IBM reach its corporate goals.

Lawrie will join the Symbol Board immediately. He joins fellow independent Symbol Board members Non-Executive Chairman Robert Chrenc, Melvin A. Yellen, Edward Kozel and George Samenuk. Symbol President and CEO Bill Nuti and Symbol Senior Vice President and Chief Administrative and Control Officer Sal Iannuzzi are also members of the Symbol Board of Directors.

About Symbol Technologies
Symbol Technologies, Inc., The Enterprise Mobility Company™, is a recognized worldwide leader in enterprise mobility, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture products, radio frequency identification technology, mobile computing platforms, wireless infrastructure, mobility software and world-class services programs under the Symbol Enterprise Mobility Services brand. Symbol enterprise mobility products and solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading companies. More information is available at www.symbol.com.

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our products and services, control of costs and expenses, international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Symbol with the Securities and Exchange Commission. Symbol disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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For Symbol Technologies:
For media information:
Patricia Hall
Symbol Technologies, Inc.
631.738.5636
hallp@symbol.com

For financial information:
Lori Chaitman
Symbol Technologies, Inc.
631.738.5050
chaitmal@symbol.com